Exhibit 99.1

MOXIAN ANNOUNCES 1 FOR 5 REVERSE STOCK SPLIT

Shenzhen, April 01, 2019 (GLOBE NEWSWIRE) -- Moxian, Inc. ("Moxian" or the "Company") (NASDAQ: MOXC), an O2O integrated platform operator and an exclusive operator of the Games Channel in the Xinhua News App, today announced that on April 3, 2019 its board of directors approved a 1-for-5 reverse split of the Company’s authorized shares of common stock and issued and outstanding shares of common stock. The 1-for-5 reverse stock split will be effective upon the filing and effectiveness of a certificate of change after the market closes on April 19, 2019, and the Company's common stock will begin trading on a split-adjusted basis when the market opens on April 22, 2019.

When the reverse stock split becomes effective, every 5 shares of the Company’s issued and outstanding common stock will automatically be converted into one share of common stock. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each fractional share that is so entitled will be rounded up to the next full number.

Following the reverse stock split, the number of outstanding shares of the Company's common stock will be reduced by a factor of 5. The certificate of change in connection with the reverse stock split will also proportionately decrease the number of authorized shares of common stock. The par value of the Company's common stock will remain unchanged at $0.001 per share.  The reverse stock split will not impact any shareholder’s percentage ownership of the Company or voting power, except for minimal effects resulting from the treatment of fractional shares.

The Board of Directors of the Company approved the action in accordance with Nevada law (NRS Section 78.207). No additional shareholder approval is required because both the number of authorized shares of common stock and the number of outstanding shares of common stock will be proportionally reduced as a result of the reverse split, the reverse split will not adversely affect any other class of stock of the Company, and the Company will not pay money or issue scrip to shareholders who would otherwise be entitled to receive a fractional share as a result of the reverse split.

Moxian’s shares of common stock will continue to trade on the Nasdaq under the symbol “MOXC” but will trade under a new CUSIP. The reverse stock split is expected to increase the market price per share of Moxian's common stock in order to comply with the Nasdaq continued listing standards relating to the minimum bid price.

About Moxian, Inc.

Founded in 2013, Moxian is located in Shenzhen, China, with branches in Beijing, Malaysia and Hong Kong, it is an O2O integrated platform operator, and a service provider of social media and Internet media marketing. The company’s “Moxian” mobile app platform connects users to merchant clients through their favorite games, rewards and social events, in return, to providing users with valuable information that merchant clients can use for effectively promoting products and services offered by their physical stores.

Safe Harbor Statement

This announcement contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements are based on the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be governed by terms such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” Believe, “estimate”, “potential”, “continue”, “in progress”, “goal”, “guidance expectations” and similar statements are identified. The company may also include in its periodic reports to the US Securities and Exchange Commission (“SEC”), annual reports to shareholders, press releases and other written materials, as well as oral statements from third parties to the company’s management, directors or employees. Oral forward-looking statements. Any statements that are not historical facts, including statements about the company’s philosophy and expectations, are forward-looking statements that involve factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These factors and risks include, but are not limited to, the following: company’s goals and strategies; future business development; financial status and operating results; expected growth of China’s credit industry, especially the expected growth of China’s online lending platform; market-oriented and credit products and The demand and acceptance of services; and the ability of credit to attract and retain borrowers and lenders in the market; the relationship between the company and strategic partners; industry competition; and policies and regulations related to the company’s structure, business and industry. More detailed information about these and other risks and uncertainties is included in the company’s filings with the Securities and Exchange Commission. All information provided in the company’s introduction is the latest information as of the date of publication of the company. Except as provided by applicable law, the company is not obligated to update such information.

Contacts:

Investor Relations

Phone: +86 (010) 5332 0602

ir@moxian.com

Source: Moxian, Inc.